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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-56971 and 333-81383) and Form S-3 (File No. 333-10661) of ICN Pharmaceuticals, Inc. of our report dated March 1, 2001, except for Note 12, as to which the date is March 15, 2001, relating to the consolidated financial statements and financial statement schedule, which report includes an emphasis of a matter paragraph related to the Company's change in method of accounting for ICN Yugoslavia, a previously consolidated subsidiary, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Orange County, California
April 2, 2001